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                                                                    EXHIBIT 10.1

                          MEDIUM-TERM CREDIT AGREEMENT

            AGREEMENT dated as of June 28, 2002, among THE CHUBB CORPORATION, the BANKS listed on the signature pages hereof, DEUTSCHE BANK SECURITIES INC. and SALOMON SMITH BARNEY INC., as Arrangers, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and CITIBANK, N.A., as Syndication Agent.

                      The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

            "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

            "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

            "Adjusted Consolidated Net Worth" means at any date the shareholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date, adjusted to exclude the effect of Statement of Financial Accounting Standards No. 115 (by excluding any unrealized appreciation or depreciation of fixed maturity investments, net of any related adjustments and any related deferred income taxes).

            "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

            "Agent" means Deutsche Bank AG New York Branch, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

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            "Alternative Currency" means any currency other than Dollars which is freely transferable and convertible into Dollars.

            "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro- Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

            "Arrangers" means Deutsche Bank Securities Inc. and Salomon Smith Barney Inc. in their capacities as joint lead arrangers and joint lead bookrunners for the Banks hereunder, and their successors in such capacities.

            "Assessment Rate" has the meaning set forth in Section 2.07(b).

            "Assignee" has the meaning set forth in Section 9.06(c).

            "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

            "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1% plus the Federal Funds Rate for such day.

            "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multi employer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Borrower" means The Chubb Corporation, a New Jersey corporation, and its successors.

            "Borrower's 2001 Form 10-K" means the Borrower's annual report on Form 10K for 2001, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

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            "Borrowing" has the meaning set forth in Section 1.03.

            3 "CD Base Rate" has the meaning set forth in Section 2.07(b).

            "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

            "CD Margin" has the meaning set forth in Section 2.07(b).

            "CD Rate" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

            "CD Reference Banks" means Citibank, N.A., and Deutsche Bank AG New York Branch.

            "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.09, 2.10, 6.01 and 9.06.

            "Committed Loan" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

            "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay

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the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Dollar Amount" means, in relation to any Money Market Borrowing denominated in an Alternative Currency, the amount designated by the Borrower as the Dollar amount of such Money Market Borrowing in the related Notice of Money Market Borrowing, subject to Section 2.03(h).

            "Dollars" and the sign "$" mean lawful money of the United States of America.

            "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

            "Domestic Lending Office", means as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

            "Domestic Loans" means CD Loans or Base Rate Loans or both.

            "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

            "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

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            "Equivalent Amount" means, in connection with the determination of the amount of a Money Market Loan to be made or theretofore made in any Alternative Currency in relation to the Dollar Amount of such Loan, the amount of such Alternative Currency converted from such Dollar Amount at the spot buying rate of the Bank that is to make or has made such Loan (based on the London interbank market rate then prevailing) for Dollars against such Alternative Currency as of approximately 9:00 A.M. (New York City time) three Euro-Dollar Business Days before the date on which such Loan is to be made or the date on which the Equivalent Amount thereof is to be determined, as the case may be.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

            "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, and, where funds are to be paid or made available in an Alternative Currency, on which commercial banks are open for domestic and international business (including dealings in deposits in such Alternative Currency) in both London and the place where such funds are paid or made available.

            "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

            "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

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            "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

            "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.07(c) on the basis of a London Interbank Offered Rate.

            "Euro-Dollar Reference Banks" means Citibank, N.A. and Deutsche Bank AG.

            "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Euro-currency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

            "Event of Default" has the meaning set forth in Section 6.01.

            "Existing Credit Agreement" means the Medium-Term Credit Agreement dated as of July 11, 1997, as amended as of July 8, 1998, and as of July 7, 1999, among the Borrower, certain banks and Deutsche Bank AG and Citibank, N.A., as co-agents for such banks, and Deutsche Bank AG, as Administrative Agent for such banks.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business

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Day, the Federal Funds Rate for such day shall be the average rate quoted to
Deutsche Bank AG New York Branch on such day on such transactions as determined by the Agent.

            "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Prime Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

            "Group of Loans" means at any time a group of Loans consisting of
(i) all Committed Loans which are Base Rate Loans at such time or (ii) all Committed Loans which are Fixed Rate Loans of the same type having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section
8.02 or 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

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            (a) with the consent of all Lenders (and otherwise in accordance with Section 9.05), the Interest Period may be extended for up to one year from the date of borrowing specified in the applicable Notice of Borrowing or the date specified in the applicable Notice of Interest Rate Election;

            (b) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro- Dollar Business Day;

            (c) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Euro-Dollar Business Day of a calendar month; and

            (d) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

            (2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable notice; provided that:

            (a) with the consent of all Lenders (and otherwise in accordance with Section 9.05), the Interest Period may be extended for up to one year from the date of borrowing specified in the applicable Notice of Borrowing or the date specified in the applicable Notice of Interest Rate Election;

            (b) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day; and

            (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

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            (3) with respect to each Base Rate Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30 days thereafter; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

            (4) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro- Dollar Business Day;

            (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

            (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

            (5) with respect to each Money Market Absolute Rate Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

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            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

            (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

            "Level I Pricing Period" means any period during which the Borrower's public long-term senior unsecured Debt is rated AA+ or better by S&P or Aa1 or better by Moody's; provided that, in the event of a split rating, the higher rating will apply for purposes of determining the Pricing Level unless the Pricing Level based on the higher rating is more than one Pricing Level removed from that of the lower rating, in which case the Pricing Level will be that which is the midpoint between (or, if there is no midpoint, the higher of the two intermediate Pricing Levels between) the Pricing Levels determined by the two ratings.

            "Level II Pricing Period" means any period (other than a Level I Pricing Period) during which the Borrower's public long-term senior unsecured Debt is rated AA or better by S&P or Aa2 or better by Moody's; provided that, in the event of a split rating, the higher rating will apply for purposes of determining the Pricing Level unless the Pricing Level based on the higher rating is more than one Pricing Level removed from that of the lower rating, in which case the Pricing Level will be that which is the midpoint between (or, if there is no midpoint, the higher of the two intermediate Pricing Levels between) the Pricing Levels determined by the two ratings.

            "Level III Pricing Period" means any period (other than a Level I Pricing Period or a Level II Pricing Period) during which the Borrower's public long-term senior unsecured Debt is rated AA- or better by S&P or Aa3 or better by Moody's; provided that, in the event of a split rating, the higher rating will apply for purposes of determining the Pricing Level unless the Pricing Level based on the higher rating is more than one Pricing Level removed from that of the lower rating, in which case the Pricing Level will be that which is the midpoint between (or, if there is no midpoint, the higher of the two

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intermediate Pricing Levels between) the Pricing Levels determined by the two ratings.

            "Level IV Pricing Period" means any period (other than a Level I Pricing Period, a Level II Pricing Period or a Level III Pricing Period) during which the Borrower's public long-term senior unsecured Debt is rated A+ or better by S&P or A1 or better by Moody's; provided that, in the event of a split rating, the higher rating will apply for purposes of determining the Pricing Level unless the Pricing Level based on the higher rating is more than one Pricing Level removed from that of the lower rating, in which case the Pricing Level will be that which is the midpoint between (or, if there is no midpoint, the higher of the two intermediate Pricing Levels between) the Pricing Levels determined by the two ratings.

            "Level V Pricing Period" means any period (other than a Level I Pricing Period, a Level II Pricing Period, a Level III Pricing Period or a Level IV Pricing Period) during which the Borrower's public long-term senior unsecured Debt is rated A or better by S&P or A2 or better by Moody's; provided that, in the event of a split rating, the higher rating will apply for purposes of determining the Pricing Level unless the Pricing Level based on the higher rating is more than one Pricing Level removed from that of the lower rating, in which case the Pricing Level will be that which is the midpoint between (or, if there is no midpoint, the higher of the two intermediate Pricing Levels between) the Pricing Levels determined by the two ratings.

            "Level VI Pricing Period" means any period (other than a Level I Pricing Period, a Level II Pricing Period, a Level III Pricing Period, a Level IV Pricing Period or a Level V Pricing Period) during which the Borrower's public long-term senior unsecured Debt is rated A- or better by S&P or A3 or better by Moody's; provided that, in the event of a split rating, the higher rating will apply for purposes of determining the Pricing Level unless the Pricing Level based on the higher rating is more than one Pricing Level removed from that of the lower rating, in which case the Pricing Level will be that which is the midpoint between (or, if there is no midpoint, the higher of the two intermediate Pricing Levels between) the Pricing Levels determined by the two ratings.

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            "Level VII Pricing Period" means any period that is not a Level I
Pricing Period, a Level II Pricing Period, a Level III Pricing Period, a Level IV Pricing Period, a Level V Pricing Period or a Level VI Pricing Period.

            "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

            "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

            "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Significant Subsidiaries (other than a Real Estate Subsidiary), arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000,000.

            "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

            "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

            "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

            "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending office by notice to the Borrower and the Agent; provided that any Bank may from

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time to time by notice to the Borrower and the Agent designate separate Money
Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

            "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Prime Rate pursuant to Section 8.01(a)).

            "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

            "Money Market Margin" has the meaning set forth in Section 2.03(d).

            "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

            "Moody's" means Moody's Investors Service, Inc., and its successors.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

            "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

            "Notice of Interest Rate Election" has the meaning set forth in
Section 2.15.

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            "Other Credit Agreement" means the Short-Term Credit Agreement dated as of the date hereof among the parties hereto as amended from time to time.

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "Participant" has the meaning set forth in Section 9.06(b).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Pricing Period" means a Level I Pricing Period, a Level II Pricing Period, a Level III Pricing Period, a Level IV Pricing Period, a Level V Pricing Period, a Level VI Pricing Period or a Level VII Pricing Period.

            "Prime Rate" means the rate of interest publicly announced by Deutsche Bank AG New York Branch in New York City from time to time as its Prime Rate.

            "Real Estate Subsidiaries" means (i) Bellemead Development Corporation and its current Subsidiaries and (ii) each other Subsidiary that is principally engaged in the real estate business.

            "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may

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require, and "Reference Bank" means any one of such Reference Banks.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Loans.

            "Revolving Credit Period" means the period from and including the Effective Date to and including the Termination Date.

            "S&P" means Standard & Poor's Rating Service.

            "Significant Subsidiary" means at any time a "significant subsidiary" of the Borrower, within the meaning of Regulation S-X promulgated by the Securities and Exchange Commission, as such Regulation is in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend this Agreement to eliminate the effect of any change of such Regulation (or if the Agent notifies the Borrower that the Required Banks wish to amend this Agreement for such purpose), then, for purposes of determining the Borrower's compliance with this Agreement, "Significant Subsidiaries" of the Borrower shall be determined on the basis of such Regulation as in effect immediately before the relevant change thereto, until either such notice is withdrawn or this Agreement is amended in a manner satisfactory to the Borrower and the Required Banks.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

            "Termination Date" means June 28, 2007, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case

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the Termination Date shall be the next preceding Euro- Dollar Business Day.

            "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "Utilization Percentage" means, with respect to any calendar quarter, a fraction, expressed as a percentage, of which (i) the numerator is the daily average aggregate principal amount of Loans outstanding under this Agreement and "Loans" (as defined in the Other Credit Agreement) outstanding under the Other Credit Agreement, in each case during such calendar quarter and
(ii) the denominator is the daily average aggregate amount of Commitments in effect under this Agreement and "Commitments" (as defined in the Other Credit Agreement) in effect under the Other Credit Agreement, in each case during such calendar quarter; provided that if it is necessary to determine the Utilization Percentage with respect to a calendar quarter prior to the end of such calendar quarter, then the Utilization Percentage shall be determined based upon the daily average aggregate principal amount of Loans outstanding and Commitments in effect during the elapsed portion of such calendar quarter, in each case under this Agreement and the Other Credit Agreement.

            "Wholly Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

            SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

            SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on the same date, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section
2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each

Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger amount that is a multiple of $1,000,000; provided, that any Borrowing under this Section may be in the aggregate amount available in accordance with Section 3.02(b). Each Borrowing under this Section shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

            SECTION 2.02. Notice of Committed. Borrowings. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

            (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

            (b) the aggregate amount of such Borrowing,

            (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

            (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

            SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

            (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market

Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction for Money Market Loans to be made in Dollars, or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction for Money Market Loans to be made in Dollars or (z) the sixth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or Absolute Rate Auction for Money Market Loans to be made in an Alternative Currency in accordance with subsection (h) of this Section (or, in any case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

            (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction (unless such Absolute Rate Auction relates to Money Market Loans to be made in an Alternative Currency, in which case a Euro-Dollar Business Day),

            (ii) the aggregate amount of such Borrowing (expressed in Dollars), which shall be $10,000,000 or a larger multiple of $1,000,000,

            (iii) the currency in which the proposed Borrowing is to be made, which shall be Dollars or, subject to subsection (h) of this Section, an Alternative Currency,

            (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

            (v) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market

Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

            (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

            (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 p.m. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction for Money Market Loans to be made in Dollars, (y) 9:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction for Money Market Loans to be made in Dollars or (z) 2:00 p.m. (New York City time) on the sixth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or Absolute Rate Auction for Money Market Loans to be made in an Alternative Currency (or, in any case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

            (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

            (A) the proposed date of Borrowing,

            (B) the principal amount of the Money Market Loan for which each such offer is being made (expressed in Dollars), which principal amount
      (w) may be greater than or less than the Commitment of the quoting Bank,
      (x) must be $1,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

            (C) the currency of the Money Market Loan for which each such offer is being made,

            (D) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

            (E) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

            (F) the identity of the quoting Bank. A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

            (iii) Any Money Market Quote shall be disregarded if it:

            (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

            (B) contains qualifying, conditional or similar language;

            (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

            (D) arrives after the time set forth in subsection (d)(i).

            (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

            (f) Acceptance and Notice by Borrower. Not later than 10:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction for Money Market Loans to be made in Dollars, (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction for Money Market Loans to be made in Dollars or (z) the fifth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or Absolute Rate Auction for Money Market Loans to be made in an Alternative Currency (or, in any case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted, expressed in Dollars. The Borrower may accept any Money Market Quote in whole or in part; provided that:

            (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in, and the currency thereof must be the currency set forth in, the related Money Market Quote Request,

            (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

            (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

            (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

            (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the pro rata amounts of Money Market Loans shall be conclusive in the absence of manifest error.

            (h) Money Market Loans in an Alternative Currency. The Borrower may request Money Market Loans in an Alternative Currency subject to the terms and conditions of this subsection (h), in addition to the other conditions applicable to such Loans hereunder. Any request for Money Market Loans in an Alternative Currency shall be subject to the condition that if there shall occur at or prior to

10:00 A.M. (New York City time) on the date of any Money Market Borrowing to be denominated in an Alternative Currency any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would, in the reasonable opinion of any Bank that shall have offered to make any Money Market Loan in connection with such Borrowing, make it impracticable for such Bank's Loan to be denominated in such Alternative Currency, then such Bank may by notice to the Borrower and the Agent withdraw its offer to make such Loan.

            Any Money Market Loan which is to be made in an Alternative Currency in accordance with this subsection (h) shall be advanced in the Equivalent Amount of the Dollar Amount thereof and shall be repaid or prepaid in such Alternative Currency in the amount borrowed. Interest payable on any Loan denominated in an Alternative Currency shall be paid in such Alternative Currency.

            For purposes of determining whether the aggregate principal amount of Loans outstanding hereunder exceeds any applicable limitation expressed in Dollars, each Money Market Loan denominated in an Alternative Currency shall be deemed to be in a principal amount equal to the Dollar Amount thereof. The Dollar Amount of any Money Market Loan with an Interest Period exceeding six months in duration shall be adjusted on each date that would have been the last day of an Interest Period for such Loan if such Loan had successive Interest Periods of six months duration. Each such adjustment shall be made by the Bank holding such Loan by determining the amount in Dollars that would be required in order to result in an Equivalent Amount in the applicable Alternative Currency equal to the principal amount of the applicable Loan outstanding on the date of the adjustment, and the amount in Dollars so determined shall be the Dollar Amount of such Loan unless and until another adjustment is required hereby. Each Bank that makes a Money Market Loan denominated in an Alternative Currency agrees to determine any such adjustments if and when required to be made pursuant to this paragraph and to notify the Borrower and the Agent of each such adjustment promptly upon making such determination.

            SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

            (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01 or, subject to the provisions of Section 2.03(h), if such Borrowing is to be made in an Alternative Currency, make available the Equivalent Amount of such Alternative Currency on that day (in such funds as may then be customary for the settlement of international transactions in the Alternative Currency) to the account of the Agent at such place as shall have been notified by the Agent to the Banks by not less than five Domestic Business Days' notice. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

            (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan denominated in the same currency from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

            (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

            SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

            (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

            (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto and, in the case of Money Market Loans denominated in an Alternative Currency, the currency, amount and Dollar Amount of such Loans, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            SECTION 2.06. Maturity of Loans. (a) All Committed Loans of each Bank shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

            (b) Each Money Market Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Money Market Loan.

            SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, (i) at a rate per annum equal to the Base Rate for such day, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (ii) at a rate per annum equal to the sum of the Base Rate for such day and 0.10%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%. Such interest shall be payable for each Interest Period on the last day thereof, and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate.

            (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. In addition, with respect to the principal amount of any CD Loan converted to a Base Rate Loan or a Euro- Dollar Loan, such interest shall be payable on each date a CD Loan is so converted. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

            "CD Margin" applicable to any CD Loan outstanding on any day means:

            (i) if such day falls within a Level I Pricing Period, then (A) 0.2525%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.3525%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%;

            (ii) if such day falls within a Level II Pricing Period, then (A) 0.260%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.360%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%;

            (iii) if such day falls within a Level III Pricing Period, then (A) 0.280%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.380%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%;

            (iv) if such day falls within a Level IV Pricing Period, then (A) 0.295%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.395%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%;

            (v) if such day falls within a Level V Pricing Period, then (A) 0.335%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.435%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%;

            (vi) if such day falls within a Level VI Pricing Period, then (A) 0.375%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.475%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%; and

            (vii) if such day falls within a Level VII Pricing Period, then (A) 0.450%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.550%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%.

            The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                            [ CDBR       ]*
          ACDR        =     [----------- ]                 +  AR
                            [ 1.00 - DRP ]

          ACDR        =     Adjusted CD Rate
          CDBR        =     CD Base Rate
          DRP         =     Domestic Reserve Percentage
          Ar          =     Assessment Rate

      ----------------------

      * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

            The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

            "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the

Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

            "Assessment Rate" means for any Interest Period the net annual assessment rate (rounded upward, if necessary, to the next higher 1/100 of 1%) actually incurred by Deutsche Bank Trust Company Americas to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of Deutsche Bank Trust Company Americas in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

            (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. In addition, with respect to the principal amount of any Euro-Dollar Loan converted to a Base Rate Loan or a CD Loan, such interest shall be payable on each date a Euro-Dollar Loan is so converted.

            "Euro-Dollar Margin" applicable to any Euro- Dollar Loan outstanding on any day means:

            (i) if such day falls within a Level I Pricing Period, then (A) 0.1275%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.2275%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%;

            (ii) if such day falls within a Level II Pricing

      Period, then (A) 0.135%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.235%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%;

            (iii) if such day falls within a Level III Pricing Period, then (A) 0.155%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.255%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%;

            (iv) if such day falls within a Level IV Pricing Period, then (A) 0.170%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.270%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%;

            (v) if such day falls within a Level V Pricing Period, then (A) 0.210%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.310%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%;

            (vi) if such day falls within a Level VI Pricing Period, then (A) 0.250%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.350%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%; and

            (vii) if such day falls within a Level VII Pricing Period, then (A) 0.325%, if such day falls within any calendar quarter with respect to which the Utilization Percentage is less than or equal to 50% or (B) 0.425%, if such day falls within a calendar quarter with respect to which the Utilization Percentage is greater than 50%.

            The "London Interbank Offered Rate", applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/32 of 1%) of the respective rates per annum at which deposits in Dollars or, in the case of any Money Market LIBOR Loan denominated in an Alternative Currency, the relevant Alternative Currency are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro- Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

            (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin plus the average (rounded upward, if necessary, to the next higher 1/32 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than one month as the Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

            (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro- Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Prime Rate for such day.

            (f) The Agent shall determine each interest rate applicable to the Loans hereunder in accordance with the provisions hereof. The Agent shall give prompt notice to the Borrower and the participating Banks by telex, cable or telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

            (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

            SECTION 2.08. Fees. (a) Facility Fee. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the rate of (i) 0.060% per annum for each day falling within a Level I Pricing Period, (ii) 0.065% per annum for each day falling within a Level II Pricing Period, (iii) 0.070% per annum for each day falling within a Level III Pricing Period, (iv) 0.080% per annum for each day falling within a Level IV Pricing Period, (v) 0.090% per annum for each day falling within a Level V Pricing Period, (vi) 0.100% per annum for each day falling within a Level VI Pricing Period, and
(vii) 0.175% per annum for each day falling within a Level VII Pricing Period. Such facility fee shall accrue from and including the Effective Date to but excluding the Termination Date, on the daily average aggregate amount of the Commitments (whether used or unused). If any Loans are outstanding and are not repaid on the Termination Date, such facility fee will continue to accrue from and including the Termination Date to but excluding the date all Loans are repaid, on the outstanding principal amount of the Loans.

            (b) Payments. Accrued fees under subsection (a) of this Section shall be payable quarterly on the last day of February, May, August and November in each year (commencing August 2002) and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

            SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' prior irrevocable written notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

            SECTION 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

            SECTION 2.11. Optional Prepayments.
            (a) Subject to Section 2.13 in the case of Fixed Rate Loans, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Loans, or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000 (based on the Dollar Amount thereof, in the case of a Borrowing denominated in an Alternative Currency), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that, except as expressly provided above, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

            (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

            SECTION 2.12. General Provisions as to Payments. (a) Except as expressly provided in subsection (b) of this Section, the Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, in Dollars, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

            (b) All payments to be made by the Borrower hereunder or under the Notes in an Alternative Currency pursuant to Section 2.03(h) shall be made in such Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency for the account of the Agent, at such time and at such place as shall have been notified by the Agent to such Borrower and the applicable Banks by not less than four Euro-Dollar Business Days' notice. The Agent will promptly cause any such payments for the account of any Bank to be distributed to the Bank entitled thereto in like funds.

            (c) Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, any Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

            SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow any Fixed Rate Loans (excluding a failure to borrow in a specified Alternative Currency due to the occurrence of any change in conditions described in Section 2.03(h)) after notice has been given to any Bank in accordance with
Section 2.04(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

            SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.15. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                  (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to convert or continue such Loans as CD Loans for a different or additional Interest Period, in each case effective on any Euro-Dollar Business Day;

                  (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to convert or continue such Loans as Euro-Dollar Loans for a different or additional Interest Period, in each case effective on any Euro-Dollar Business Day.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans to Domestic Loans of the other type or continued as Domestic Loans of the same type for an additional Interest Period, in which case such notice shall be delivered to the Agent at least two Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.

            (b) Each Notice of Interest Rate Election shall specify:

            (i) The Group of Loans (or portion thereof) to which such notice applies;

            (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

            (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

            (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

            (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

            SECTION 2.16. Regulation D Compensation. If and for so long as any Bank maintains reserves against "Euro- currency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on Euro- Dollar Loans, additional interest on the related Euro- Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i)(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least four Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

            SECTION 2.17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes ( the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's New York office on the Euro-Dollar Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Euro-Dollar Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 9.04, such Bank or the Agent, as the case may be, agrees to remit such excess to the Borrower.

                                   ARTICLE III

                                   Conditions

            SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

            (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

            (b) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

            (c) receipt by the Agent of an opinion of Joanne L. Bober, Esq., Senior Vice President and General Counsel of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

            (d) receipt by the Agent of written confirmation from the Borrower that the Borrower has (i) terminated all lending commitments under its Existing Credit Agreement and (ii) repaid all loans and other amounts, if any, outstanding or accrued thereunder;

            (e) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

            (f) receipt by the Arrangers of all fees that are to be received by the Arrangers upon execution of this Agreement in the amounts previously agreed upon between the Borrower and the Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than July 2, 2002. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

            SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) receipt by the Agent of a Notice of Borrowing as required by
      Section 2.02 or 2.03, as the case may be;

            (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

            (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

            (d) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing, except that the condition set forth in this clause (d) shall exclude the representation and warranty set forth in Section 4.04(c) for any Loans made after the Effective Date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.

                                   ARTICLE IV

                       Representations and Warranties The

                     Borrower represents and warrants that:

            SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Significant Subsidiaries.

            SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditor's rights generally from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law).

            SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2001, and the related consolidated statements of income, shareholders' equity and cash flow for the fiscal year then ended, reported on by Ernst & Young and set forth in the Borrower's 2001 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

            (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 2002, and the related unaudited consolidated statements of income and cash flow for the three months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended March 31, 2002, as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

            (c) Since March 31, 2002, there has been no material adverse change in the financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, or in the ability of the Borrower to comply with its payment obligations under the Notes.

            SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened in writing against the Borrower or any of its Significant Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, or the ability of the Borrower to comply with its payment obligations under the Notes, or which in any manner draws into question the validity of this Agreement or the Notes.

            SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code to secure obligations aggregating in excess of $25,000,000 or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            SECTION 4.07. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 4.08. Compliance with Laws. Each of the Borrower and its Significant Subsidiaries is in compliance in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

                                    ARTICLE V

                                    Covenants

            The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

            SECTION 5.01. Information. The Borrower will deliver to each of the
Banks:

            (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and of income and cash flow for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form the consolidated statements of income for the corresponding quarter of the Borrower's previous fiscal year and of income and cash flow for the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer or the Treasurer of the Borrower;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer or the Treasurer of the Borrower stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

            (e) within five days after the Chairman, the Vice-Chairman, the President, the chief financial officer, the chief accounting officer or the Treasurer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer or the Treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

            (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8- K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

            (h) if and when any member of the ERISA Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;
      (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or makes any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security to secure obligations aggregating in excess of $10,000,000, a certificate of the chief financial officer or the chief accounting officer or the Treasurer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

            (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

            SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

            SECTION 5.03. Maintenance of Property. The Borrower will keep, and will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

            SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Significant Subsidiary into the Borrower or the merger or consolidation of a Significant Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Significant Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

            SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

            SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Significant Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and with reasonable notice and as often as may reasonably be desired.

            SECTION 5.07. Adjusted Consolidated Net Worth. The Borrower will at no time permit Adjusted Consolidated Net Worth to be less than $2,600,000,000.

            SECTION 5.08. Negative Pledge. Neither the Borrower nor any Significant Subsidiary (other than a Real Estate Subsidiary) will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement;

            (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Significant Subsidiary and not created in contemplation of such event;

            (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

            (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

            (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

            (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

            (g) Liens which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

            (h) Liens securing Debt, which Liens are not otherwise permitted by the foregoing clauses of this Section; provided, that in no event shall the Liens permitted by this clause (h) secure Debt in an aggregate principal amount exceeding 15% of Adjusted Consolidated Net Worth.

            SECTION 5.09. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person (other than a Subsidiary of the Borrower) or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person.

            SECTION 5.10. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                                   ARTICLE VI

                                    Defaults

            SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five Domestic Business Days after the date when due any interest on any Loan or any fees or any other amount payable hereunder;

            (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.10, inclusive;

            (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
      (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of Banks having at least 10% in aggregate amount of the Commitments;

            (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

            (e) the Borrower or any Significant Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

            (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

            (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstated for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $75,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $200,000,000;

            (j) a final judgment or order (not subject to appeal) for the payment of money in excess of $100,000,000 shall be rendered against the Borrower or any Significant Subsidiary and such judgment or order shall continue unsatisfied and unstated for a period of 30 days; or

            (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (the "incumbent directors"), together with individuals nominated to serve as directors by a majority of the incumbent directors and any directors so nominated, shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by Banks having at least 10% in aggregate amount of the Commitments and shall thereupon notify all the Banks thereof.

                                   ARTICLE VII

                                    The Agent

            SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

            SECTION 7.02. Agent and Affiliates. Deutsche Bank AG New York Branch shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Deutsche Bank AG New York Branch and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

            SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

            SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

            SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, subject to the approval of the Borrower (which approval shall not be unreasonably withheld and, if an

Event of Default shall have occurred and be continuing, shall not be required). If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000 or a commercial bank organized under the laws of any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

            SECTION 7.10. Arrangers. The Borrower and the Banks acknowledge and agree that (a) Arrangers do not have any duties or responsibilities hereunder in their capacities as such and (b) shall be entitled to the benefit of Sections
7.05 and 7.06 to the same extent as the Agent.

                                  ARTICLE VIII

                             Change in Circumstances

            SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

            (a) the Agent is advised by the Reference Banks that deposits in the applicable currency (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

            (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to convert outstanding Loans into or continue outstanding Loans as CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

            SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

            SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after
(x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding
(A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

            (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

            (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office or attempt to assign its Loans to a different branch or affiliate of such Bank, as applicable, if such designation or assignment will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. The Borrower shall not be obligated to compensate any Bank pursuant to this Section for increased costs or reduced return accruing prior to the date which is 90 days before such Bank requests compensation (in the case of a request for compensation pursuant to subsection
(a) above) or prior to the first day of the most recent fiscal year of such Bank ending more than 90 days before such Bank requests compensation (in the case of a request for compensation pursuant to subsection (b) above).

            SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

            "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes party to this Agreement.

            "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

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

            (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

            (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

            (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

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

            (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

            (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank. The Borrower will not be obligated to indemnify any Bank pursuant to Section 8.04(c) for any amounts payable thereunder accruing more than 90 days prior to the date that such Bank requests compensation therefor.

            SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

            (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

            (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

            SECTION 8.06. Substitution of Bank. (a) If (i) the obligation of any Bank to make or maintain Euro- Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank (or any Participant in its Loans) has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right to seek a bank or banks ("Substitute Banks"), which may be one or more of the Banks or one or more other banks satisfactory to the Agent, to purchase the Note or Notes and assume the Commitment of such Bank (the "Affected Bank") and, if the Borrower locates a Substitute Bank, the Affected Bank shall, upon payment to it of the purchase price agreed between it and the Substitute Bank (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of its Loans and accrued interest thereon to the date of payment) plus any amount (other than principal and interest) then due to it or accrued for its account hereunder, assign all its rights and obligations under this Agreement and the Notes (including its Commitment and its Loans) to the Substitute Bank, and the Substitute Bank shall assume such rights and obligations, whereupon the Substitute Bank shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment equal to the Commitment so assigned and assumed.

            (b) Notwithstanding the provisions of subsection (a) above, if an Affected Bank shall have outstanding Money Market Loans at the time it is required to assign its rights and obligations under this Agreement and its Note or Notes to a Substitute Bank, such Affected Bank shall not be obligated to so assign its rights with respect to such Money Market Loans prior to the maturity date thereof and shall not be obligated to deliver its Note or Notes to the Substitute Bank until it shall have received a new Note or Notes from the Borrower to evidence such Money Market Loans.

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

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex or telecopy number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower; provided that notices, requests and other communications to the Borrower shall not be communicated by telex. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address or received at the telecopy number specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

            SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay
(i) all reasonable out-of- pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

            (b) The Borrower agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Bank (or by the Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

            SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note acquired pursuant to the foregoing arrangements may exercise rights of set- off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

            SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that:

            (a) no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Committed Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Committed Loan or any fees hereunder or for any termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, or (v) amend, waive or modify the provisions of this Section 9.05; and

            (b) no such amendment or waiver shall, unless signed by each affected Bank, (i) reduce the principal of or rate of interest on any Money Market Loan, or (ii) postpone the date fixed for any payment of principal of or interest on any Money Market Loan.

            SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

            (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to the provisions of Section 9.06(e), be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

            (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all (but, in the case of a partial assignment, not less than a part representing a Commitment of $10,000,000), of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit F hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Agent (which consent shall not be unreasonably withheld) and the Borrower; provided that (i) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans and (ii) unless the Borrower otherwise consents, the transferor Bank shall not assign any of its rights and obligations under this Agreement while the Other Credit Agreement remains in effect without assigning the same percentage of its rights and obligations under the Other Credit Agreement, except that this clause (ii) shall not apply to any transfer required under paragraph (d) of
Section 2.19 of the Other Credit Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.

Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

            (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent

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

permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            SECTION 9.10. Confidentiality. Any information disclosed by the Borrower to the Agent or any of the Banks, which was either (x) so disclosed on or before the Effective Date or (y) designated proprietary or confidential at the time of receipt thereof by the Agent or such Bank, if such information is not otherwise in the public domain, shall not be disclosed by the Agent or such Bank to any other Person except (i) to its directors, officers, employees and agents, including its independent accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order, subpoena or other legal process, (iv) to the Agent or any other Bank, (v) pursuant to any agreement heretofore or hereafter made between such Bank and the Borrower which permits such disclosure, (vi) in connection with the exercise of any remedy under this Agreement or the Notes or (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any Loan or Commitment. The provisions of this Section 9.10 shall be deemed satisfied by each Bank if and to the extent such Bank shall have used its reasonable best efforts to maintain the confidentiality of the data or information referred to above, exercising the same degree of care that such Bank would accord to its own confidential information or documents.

            SECTION 9.11. Waiver Under Existing Credit Agreement. By its execution hereof, each undersigned Bank

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

that also is a party to the Existing Credit Agreement hereby waives the provisions of the Existing Credit Agreement that would require advance notice for the termination of commitments thereunder or the prepayment of loans thereunder; provided that (a) the foregoing waiver shall apply only to the termination of all commitments under the Existing Credit Agreement and repayment of all loans outstanding thereunder in connection with the effectiveness of this Agreement and (b) the Borrower shall, in lieu of advance notice of any such termination or prepayment, give notice thereof to the Agent (as defined in the Existing Credit Agreement) on the date of such termination or prepayment.

            SECTION 9.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    THE CHUBB CORPORATION,

                                    by
                                       _____________________________
                                         Name:
                                         Title:

                                         15 Mountainview Road
                                         Warren, New Jersey 07059
                                         Attention:

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

Commitments

                                        DEUTSCHE BANK AG, NEW YORK BRANCH

                                    by
                                        ______________________________________
                                        Name:
                                        Title:

                                    by
                                        _______________________________________
                                        Name:
                                        Title:

                                    CITIBANK, N.A.
                                    by
                                       ________________________________________
                                       Name:
                                       Title:

                                    [                         ]

                                    by
                                       ________________________________________
                                       Name:
                                       Title:

Total Commitments

$250,000,000

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

                                    DEUTSCHE BANK AG NEW YORK BRANCH,
                                    as Agent,

                                    by
                                       ________________________________________
                                       Name:
                                       Title:

                                    by
                                       ________________________________________
                                       Name:
                                       Title:

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